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                                                                   EXHIBIT 3(a)

                           DEVELOPMENT LOAN AGREEMENT

DATE: NOVEMBER 30, 1999

PARTIES:    YAVAPAI HILLS, INC., a Delaware Corporation
            1800 NORTHERN BOULEVARD, SUITE 309
            ROSLYN, NY 11576,  ("Borrower")
and

            COUNTY BANK
            102 WEST GURLEY STREET
            PRESCOTT, AZ 86301  ("Bank")

PROJECT:    YAVAPAI HILLS, UNIT 8

AMOUNT OF LOAN:  $**1,000,000.00**

ORIGINATION FEE: An origination fee of $**10,000.00**, of which $7,500.00 will be due upon execution of this Agreement, and $2,500.00 shall be due upon advance of funds from the $250,000.00 construction holdback.

PROJECT

COMPLETION DATE:  June 6, 2001

RECITALS

         Borrower desires to obtain a loan in the amount of $**1,000,000.00** (the "Loan") for the purposes described herein.

         Bank is willing to make the Loan, subject, however, to the terms and conditions hereinafter set forth. The terms and conditions of this Agreement are to be read in cumulative context with the Deed of Trust, Note, Security Agreement and Related Documents. In the event of a contradiction in the text of any of the aforementioned documents, this Agreement shall control.

                    Now, therefore, it is agreed as follows:

                                   AGREEMENTS


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1. WARRANTIES AND COVENANTS OF BORROWER

         1.1 Borrower represents, warrants and covenants as follows:

                  a) All information set forth in Borrower's loan application and in all statements given to Bank by Borrower in connection with the Loan is true, correct and complete in all material respects;

                  b) The Note, Security Agreement, Deed of Trust and this Agreement together with any Related Documents, are in all respects legal, valid and binding upon Borrower and enforceable according to their terms and grant to Bank direct, valid and enforceable liens upon and security interests in the Property and the Improvements, now located or to be located on the Property;

                  c) Borrower is and will continue to be a CORPORATION duly formed and validly existing under the laws of the State of DELAWARE;

                  d) The Loan is made with full recourse to the Borrower who shall be liable for the payment of the Loan and the performance of the duties and obligations of the Borrower under the Loan Documents;

                  e) Borrower shall, upon written request from Bank, provide Bank with financial statements of Borrower and shall cause, to be delivered to Bank financial statements of Borrower;

                  f) There are no actions, suits or proceedings pending or to the knowledge of Borrower threatened against or affecting it, the Property, or the Improvements or involving the validity or enforceability of any of the Loan Documents or the priority of the liens thereof, at law or in equity, or before or by any governmental authority, and Borrower is not in default with respect to any order, writ, injunction, decree or demand or any court or any governmental authority. Borrower shall hereafter inform Bank in writing immediately after Borrower acquires knowledge thereof of any litigation threatened or instituted against Borrower or Improvements, the financial condition of Borrower, or Borrower's ability to repay the indebtedness hereunder, and at Bank's request will furnish to Bank a written summary of all such litigation;

                  g) Borrower has no knowledge or notice of any violation of any law, including any environmental regulations or of any requirement of the State of Arizona or any municipal department or other governmental


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authority, which violation in any way materially relates to or affects the
Property or the Improvements;

                  h) The Loan proceeds will be used by Borrower solely for the purposes of (1) $750,000.00 to pay off existing Development Line of Credit at Wells Fargo Bank with the assurance that any remaining balance due in connection with the Wells Fargo Credit Facility will be cleared to zero concurrently; and
(2) $250,000.00 to be reserved for the completion of onsite and offsite improvements in accordance with plans and specifications approved by the City of PRESCOTT for the YAVAPAI HILLS SUBDIVISION, Unit 8, Phase 2 in PRESCOTT, AZ.;

                  i) Except for sales of individual lots contained within the Property in the ordinary course of business, Borrower shall not at any time sell, convey, assign, lease with option of sale or dispose of all or part of the Property or Improvements or otherwise transfer the Property or Improvements, in whole or in part, to any other party;

                  j) Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's business activities, such books, records and accounts to be maintained at Borrower's principal place of business;

                  k) All utility services necessary for the construction of the Improvements and the operation thereof are available on the Property or will be made available during construction, including water supply, storm and sanitary sewer facilities, and electric and telephone facilities, and Borrower will obtain all necessary permits and permissions required from all governmental authorities for access to and use of such services in connection with operation of the Improvements prior to their construction;

                  l) All permits required for the construction of the Improvements in accordance with the Plans and Specifications have been or will be obtained prior to the commencement of construction of that portion of the Improvements for which they are required. Borrower shall immediately deliver copies of all such permits to Bank; and

                  m) Borrower shall at all times maintain policies of insurance providing general liability coverages


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for Borrower and General Contractor in an amount not less than
$**2,000,000.00**.

2. AMOUNT OF LOAN, INTEREST RATE AND TERMS FOR REPAYMENT

         2.1 Bank hereby agrees to lend to Borrower up to the aggregate principal sum of $**1,000,000.00**, subject, however, to the terms and conditions contained in the Note.

         2.2 The Loan shall be evidenced by a Note (the "Note") of even date herewith in the face amount of $**1,000,000.00** payable in accordance with the terms thereof with interest at an annual rate equal to Wall Street Journal Prime Rate plus 1.00%.

All interest rate changes shall be effective on the date of change announced in The Wall Street Journal.

Interest shall be computed on the basis of a 360-day year. Interest shall be payable monthly on the FIRST day of each and every month. Prepayments of principal may be made at any time without penalty. All unpaid principal and accrued interest, if not sooner paid, shall be due and payable in full on or before JUNE 1, 2002.

3. ORIGINATION FEE

         3.1 Borrower shall pay to Bank an origination fee of up to $**10,000.00** for the making of the Loan, of which $**7,500.00** shall be due and payable at the time of the execution of this Agreement, and $**2,500.00** shall be due upon advance of funds from the $250,000.00 construction holdback.

         3.2 All fees payable by Borrower pursuant to this section are nonrefundable under any circumstances.

4. PURPOSES OF LOAN

         The Loan Proceeds shall be used by Borrower solely for the purposes of
(1) $750,000.00 to pay off existing Development Line of Credit at Wells Fargo Bank; and (2) $250,000.00 to be reserved for the completion of onsite and offsite improvements in accordance with plans and specifications approved by the City of PRESCOTT for the YAVAPAI HILLS SUBDIVISION, Unit 8, Phase 2 in PRESCOTT, AZ.


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5. COSTS OF CONSTRUCTION

         5.1 The cost for the construction of the Improvements in accordance with the Plans and Specifications is $**250,000.00**. Borrower agrees to provide Bank an accurate, detailed estimate of the cost of constructing the Improvements in accordance with the Plans and Specifications (including all indirect construction costs).

         5.2 Upon Bank's written request, Borrower shall give to Bank a list of all entities who have a direct contractual relationship with the Borrower to complete the Improvements. The financial condition and work history of all such entities and material suppliers must be reasonably satisfactory to Bank.

         5.3 Borrower will advise Bank of any increases in the total Construction Contract amount. No such increases in total Contract amount shall be made or agreed to by Borrower without Bank's prior written consent.

6. LOAN PROCEEDS AND BORROWER'S FUNDS

         6.1 Disbursements under the Loan shall be up to the sum of $**1,000,000.00** TOTAL, WITH $750,000.00 BEING DISBURSED AT CLOSING TO FIRST AMERICAN TITLE AGENCY FOR CLOSE OF ESCROW, AND $250,000.00 BEING HELD BACK BY BANK FOR CONSTRUCTION COSTS IN CONNECTION WITH THE COMPLETION OF YAVAPAI HILLS, UNIT 8, PHASE 2, subject to the terms and conditions contained herein. If at any time during the course of construction of the Improvements, Bank determines in the exercise of its reasonable discretion that the undisbursed loan funds and/or funds set aside and on deposit at Bank for said purpose are insufficient to pay the remaining costs of the construction of the Improvements in accordance with the Plans and Specifications, Bank may, at its option, either (i) require Borrower to deposit funds with Bank sufficient in the reasonable judgment of Bank to make up such deficiency or (ii) cause Borrower to expend such funds as are necessary to make up such deficiency and cause Borrower to complete the Improvements according to the Plans and Specifications, and Borrower shall furnish Bank with satisfactory proof of any such expenditures. Upon Bank's demand, Borrower will deposit the Loan funds in a separate interest bearing account to be maintained and used solely for the Improvement costs.


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         6.2 Unless Bank shall agree otherwise in writing, disbursements hereunder will only be made to pay actual costs of construction.

         6.3 Bank reserves the right, in its reasonable discretion, to defer, reduce or decline payment of any item when, in Bank's reasonable judgment, the payment is not justified by the value of the related work in place, or by material suitably stored on the Property or if the item is not included in the cost breakdown.

7. METHOD AND CONDITIONS OF LOAN DISBURSEMENTS

         7.1 Borrower shall make each request for any advance hereunder no less than three (3) business days prior to the day on which the advance is to be made and shall, at the time of each such request, inform Bank of (i) the total amount of such proposed borrowing and (ii) the date of such proposed borrowing.

Bank will lend to Borrower such amount as Borrower may request upon the condition that (i) the advance meets the requirements set forth herein; (ii) there shall exist no event of default or event which with the giving of notice or the passage of time, or both, would be an event of default hereunder or under any of the Loan Documents; (iii) the conditions precedent for lending shall have been fully satisfied; and (iv) the security instruments required hereof shall have, where applicable, been recorded and the title policy required hereby issued or committed hereto.

Each request for an advance for the purpose of making payment to any subcontractor or material supplier or any other Improvement cost shall be in writing on a draw request form acceptable to Bank and shall be accompanied by evidence in form and substance satisfactory to Bank from the City of Prescott documenting approval and acceptance of work completed and authorizing Bank to release funds under financial assurance agreements as applicable, together with other documentation including but not limited to: (i) copies of all bills or statements for expenses for which the advance is requested if required by Bank,
(ii) where applicable, on AIA forms G-702 and G-703A or equivalent, certificates of Borrower, the construction manager and Borrower's architect responsible for issuing certificates of completion, (iii) if required by Bank, lien waivers from subcontractors and material suppliers evidencing that any


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prior advance has been properly applied, (iv) where applicable, the report of
Bank's inspector showing:

         a) The percentage of completion of the Improvements and the value of that portion of the Improvements completed, and equipment and materials purchased at that time and suitably stored at the job site (or stored and insured at another secure location satisfactory to Bank) or incorporated into the Improvements;

         b) That all outstanding claims for labor, materials, fixtures and equipment due and not included in such request for an advance have been paid;

         c) That Borrower has complied with all Borrower's obligations under the Loan Documents as of the date thereof;

         d) That all construction prior to the date of the request for an advance has been accomplished in accordance with the Plans and Specifications;

         e) That all funds previously disbursed by or through Bank have been applied in accordance with the Plans and Specifications;

         f) That, where applicable, change orders have been approved in writing by Bank;

         g) That the amount of such advance is included in the cost breakdown referred to unless Bank has agreed otherwise in writing and Borrower has remained within the estimated costs;

         h) That the amount of undisbursed Loan proceeds and/or funds set aside and on deposit at Bank are sufficient to pay the cost of completing the Improvements in accordance with the Plans and Specifications.

         7.2 At the time of each advance, if requested by Bank, Borrower shall furnish statements from the general contractor performing work:

             a) Stating the amount of its contract and the amount paid to date;

             b) Acknowledging full payment (less any applicable retainage) for all work done and/or materials supplied for which payment is due and which is not included in such advance.

         7.3 At no time and in no event shall Bank be obligated to disburse funds:

             a) In excess of the amount reasonably recommended by Bank's in-house inspector or by the architect;

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                  b) If any event of default or event which with the giving of notice or the passage of time, or both, would be an Event of Default hereunder or under the Loan Documents shall have occurred;

                  c) in the reasonable opinion of Bank the Improvements cannot be completed by the completion date;

                  d) If in the reasonable opinion of Bank the estimated remaining cost of construction in accordance with the Plans and Specifications exceeds: (i) the remaining undisbursed portion of Loan Proceeds plus any funds on deposit with Bank from Borrower or (ii) the estimated costs and any additional costs approved by the Bank;

                  e) If the Improvements shall have been damaged by fire or other casualty and Bank shall not have received insurance proceeds or funds from Borrower sufficient in the reasonable judgment of Bank to (i) effect the restoration of the Improvements in accordance with the Plans and Specifications, and (ii) permit the completion of the Project on or before the completion date;

                  f) If in Bank's reasonable judgment, the advance is not justified by the value of the related work in place, or by material suitably stored on the Property or suitably stored and insured at another secure location satisfactory to Bank.

         7.4 Loan disbursement request shall be disbursed only upon receipt by Bank of each of the following (in addition to the satisfaction of all other requirements for disbursements):

                  a) Satisfactory evidence of the completion of the Improvements in accordance with the Plans and Specifications which may be evidenced by a construction loan disbursement authorization from the Borrower, and, if applicable, by all governmental authorities whose approval may be required;

                  b) The approval of the Improvements by an architect and/or Bank's inspector if required by Bank; and

                  c) Evidence that no mechanic's or materialmen's liens will be filed against the Property (which may be shown by the recording of a certificate of completion pursuant to A.R.S. 33-993 and the lapse of any period provided by statute for the filing of such liens).

         7.5 Bank, at its option, may make any or all advances directly or jointly to Borrower, the construction manager and/or any subcontractor or material supplier, and the execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable direction and authorization

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to so advance the funds. No further direction or authorization from Borrower shall be necessary to warrant such direct advances and all such advances shall satisfy pro tanto the obligations of Bank hereunder and shall be covered and secured by the Loan Documents as fully as if made only to Borrower, regardless of the disposition thereof by such person.

8. BORROWER'S RECORDS

   Bank, or any persons designated by it, shall have the right at any time with reasonable prior notice and during business hours, without hindrance or delay, to inspect, audit, check and make extracts from Borrower's records and accounts, including, without limitation, all journals, orders, receipts, any correspondence and any other data relating to the books, records and accounts as may be maintained, generated or stored. Borrower hereby irrevocably authorizes any person, including, without limitation, any of Borrower's employees or agents, having possession or control of any such books, records and accounts to make them available for Bank's inspection within three (3) working days after Bank's request or, at the option of Bank, make any computer programs or other mechanical devices or programs related thereto available to Bank. Bank, or any persons designated by it, shall have the right to make such verifications concerning Borrower's business, as Bank may consider reasonable under the circumstances.

9. INSPECTIONS

   9.1 Borrower shall permit Bank and its representatives and agents to enter upon the Property with reasonable notice and during business hours and to inspect the Improvements and all materials to be used in the construction thereof and to cause all contractors and subcontractors to cooperate with Bank and its representatives and agents during such inspections.

   9.2 Providing there are no existing events of default, there shall be no fees for inspections. Any inspections or determinations made by Bank or instructions obtained by Bank, are made or obtained solely for Bank's own benefit, and not in any way for the benefit or protection of Borrower. Bank may accept and rely on any statement,

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figures or representations of the general contractor, subcontractors, the project architect or engineer or Borrower as to labor and materials furnished or incorporated in the construction of the Improvements and the cost thereof and as to matters relating to such construction without the necessity of verifying the same.

   9.3 At Bank's discretion, it may waive any inspections and make disbursements solely upon such statements and representations, as it shall deem appropriate. Bank has no obligation to supervise or review construction of the Improvements.

10. SECURITY

    10.1 The Loan and the Note and any extensions, renewals, modifications and replacements thereof shall be secured by:

         a) A valid first position Deed of Trust of even date herewith (the "Deed of Trust") on the property, executed by YAVAPAI HILLS, INC., a Delaware corporation, and to be recorded in the office of the YAVAPAI County Recorder.

         b) A Security Agreement and UCC Financing Statements giving Bank a valid first position security interest in all materials and fixtures incorporated or to be incorporated into the real property together with assignments of the Borrower's interest in all agreements, and documents including but not limited to an assignment of all plans, specifications, utility deposits and reimbursements, and contract rights under all construction, architectural, engineering or other agreements or contracts related to the Project.

11. EVENTS OF DEFAULT

    11.1 Each of the following, at the option of Bank, shall constitute an event of default ("Event of Default") under this Agreement:

         a) Failure of Borrower to make any payment when due on the Indebtedness.

         b) Failure of Borrower within the time required by the Deed of Trust to make any payment for taxes or insurance, or any other payment necessary to prevent filing of or to effect discharge of any lien.

         c) Failure of Borrower to comply with or perform when due any term, obligation covenant or condition contained in any environmental agreement executed in connection with the Property.


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         d) Failure of Borrower to comply with any other term, obligation, covenant or condition contained in this Agreement, the Deed of Trust, the Note or in any of the Related Documents.

         e) Any warranty, representation or statement made or furnished to Bank by or on behalf of Borrower under this Agreement, the Deed of Trust, the Note or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished.

         f) This Agreement, the Deed of Trust or any of the Related Documents ceases to be in full force and effect (including failure of any collateral documents to create a valid and perfected security interest or lien) at any time and for any reason.

         g) The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

         h) Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any of the Property. However, this subsection shall not apply in the event of a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the foreclosure or forfeiture proceeding, provided that Borrower gives Bank written notice of such claim and furnishes reserves or a surety bond for the claim satisfactory to Bank.

         i) Any breach by Borrower under the terms of any other agreement between Borrower and Bank that is not remedied within any grace period provided therein, including without limitation any agreement concerning any indebtedness or other obligation of Borrower to Bank, whether existing now or later.

         j) A material adverse change occurs in Borrower's financial condition, or Bank believes the prospect of payment or performance of the Indebtedness is impaired

         k) Bank in good faith deems itself insecure.

         l) If the construction of the Improvements is not completed on or before the Completion Date;

         m) If the Improvements shall be damaged or destroyed by casualty; provided that there shall not be an existing Event of Default, if Bank receives insurance proceeds or


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proceeds from Borrower sufficient to repair or restore the Improvements in accordance with the Plans and Specifications, the Improvements can be repaired or restored and fully completed before the Completion Date and Borrower expeditiously proceeds to so repair or restore;

         n) If Bank determines at any time that the remaining Loan funds are insufficient to pay the remaining costs of construction of the Improvement and Borrower fails to expend or deposit with Bank, at Bank's election, such additional funds as are necessary to make up such deficiency within thirty (30) days after notice thereof to Borrower by Bank;

         o) If mechanic's or materialmen's lien is filed against the Property or any part thereof and in the further event that Borrower does not record and serve a surety bond pursuant to Arizona Revised Statutes 33-1004 within ten (10) days after service upon Borrower of notice of any such filing or otherwise make arrangements satisfactory to Bank in its reasonable discretion for the removal of such lien;

         p) If any suit or legal action materially affecting the Property or the improvements located thereof (including the Improvements), or materially affecting Borrower is filed and Borrower fails to take steps reasonably satisfactory to Bank to defend or resolve such action within sixty (60) days after notice thereof to Borrower by Bank;

         q) If Borrower is unable to satisfy any condition to a Loan advance under Section 7 hereof within thirty (30) days after notice thereof to Borrower by Bank;

         r) If any action, rule, law or decision of any legislative or administrative body or of any court should materially impair or materially and adversely affect the enforceability of the Loan Documents;

         s) If any deed of trust, mortgage, or other encumbrance not consented to by Bank in writing or permitted by this Agreement is filed against the Property and Borrower shall fail to remove the same or take such action with regard thereto as shall be satisfactory to Bank in its sole discretion within thirty (30) days after notice thereof by Bank to Borrower;

         t) If Borrower should incur any debt or contingent liabilities for construction of the Improvements other than the Loan, without obtaining Bank's prior written consent.

12. RIGHT TO CURE:

If such a failure, other than a default in payment, is curable it may be cured (and no Event of Default will have


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occurred) if Borrower, after Bank sends written notice demanding cure of such failure: (a) cures the failure within thirty (30) days; or (b) if the cure requires more than thirty (30) days, immediately initiates steps which Bank deems in Bank's reasonable discretion to be sufficient to cure the failure and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical. If any default in payment occurs, it may be cured (and no event of default will have occurred) if Borrower, after receipt of notice from Bank, cures such default within twenty
(20) days.

13. REMEDIES OF BANK

         13.1 Upon the occurrence of any Event of Default, Bank may, at its option and without notice, do one or more of the following:

                  a) Withhold making any further advances under the note; it being agreed that Bank may also take such action upon the occurrence of an event which would be an Event of Default except for any notice or cure periods set forth herein;

                  b) Declare the amount of the Loan proceeds then advanced under the Loan, together with all accrued and unpaid interest and all costs and expenses, immediately due and payable;

                  c) Take possession of the Property through a receiver or Bank's agents, employ security watchmen, and cause the Improvements to be completed at the expense of Borrower, using the remaining Loan proceeds under the Note for such purpose and charging any additional expense to Borrower, which sums shall be secured by the Loan Documents;

                  d) Foreclose its liens or exercise its power of sale on the Property and the property described in the Loan Documents, and exercise any rights and remedies given to Bank in all other Loan Documents;

                  e) Apply any remaining Loan funds to the direct payment of bills, claims or liens of laborers or materialmen that Bank in its judgment believes to be valid;

                  f) File suit for any sums owing or for damages; or

                  g) Take such other actions as may be allowed by law or by the Loan Documents or as Bank may deem necessary to protect its interest.


                                       13
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13.2 Any and all remedies conferred upon Bank in this Agreement, the Deed of
Trust, the Note and other Related Documents shall be deemed cumulative with, and nonexclusive of any other remedy conferred hereby or by law, and Bank in the exercise of any one remedy shall not be precluded from the exercise of any other.

14. COMPLETION BY BANK

If Bank takes possession of the Project, Borrower agrees that Bank may use any undisbursed funds that are necessary to complete construction of the Improvements in accordance with the Plans and Specifications, and if the completion requires a larger sum than the remaining undisbursed portion of the Loan, to disburse such additional funds, all of which funds so disbursed by Bank shall be deemed to have been disbursed to Borrower and shall be secured by the Loan Documents. For this purpose, Borrower hereby irrevocably constitutes and appoints Bank its true and lawful attorney-in-fact with full power of substitution to complete the construction of the Improvements in the name of Borrower, and hereby empowers Bank as said attorney;

         a) To take all actions necessary in connection therewith for the purpose of completing the improvements in the manner called for by the Plans and Specifications;

         b) To make such additions, changes and corrections in the Plans and Specifications that may be necessary or desirable to complete the Improvements in substantially the manner contemplated by the Plans and Specifications;

         c) To employ such contractors, subcontractors, agents, architects, and inspectors as shall be required for said purposes;

         d) To pay, settle or compromise all existing or future bills and claims that are or may be liens against the Property or may be necessary or desirable for the completion of the Improvements or the clearance of title to the Property;

         e) To execute all applications and certificates in the name of Borrower that may be required by the contracts with Borrower's contractors and subcontractors and to do any and every act with respect to construction of the Improvements that Borrower may do in its own behalf. This power of attorney shall be deemed to be a power coupled with an interest that cannot be revoked by death or otherwise. Said attorney-in-fact shall also have power to prosecute and defend all actions or proceedings in connection with the construction of the Improvements and to take such action and require such performance as it deems


                                       14
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necessary. In accordance therewith, Borrower hereby assigns, transfers and sets over to Bank all sums to be advanced hereunder, including retainage, for completion of the Improvements; and

         f) To exercise all of Borrower's rights as to this Agreement, and other rights or privileges relating to the property.

15. PARTIAL RELEASE OF DEED OF TRUST

15.1 Bank may release from the Deed of Trust, any part or parts of the Property given to secure payment of the Indebtedness. Borrower shall execute and deliver to Bank a written partial release upon receiving a written request from Bank. The written request shall include a description of the Property to be released and a declaration that the Bank is the owner and holder of the debt mentioned in the Deed of Trust. The partial release executed by the Borrower shall identify the Deed of Trust and describe the property to be released. A partial release executed and delivered by the Borrower under the authority of this section shall not affect or impair the security remaining under the Deed of Trust. Bank shall execute partial releases of the lien of the Deed of Trust upon the following conditions:

         a) No Event of Default has occurred and is continuing.

         b) The release is requested in connection with the sale of the lot to a third party purchaser;

         c) Borrower shall have paid to Bank the applicable release price (if any) payable pursuant to the subparagraph (c). If Borrower is providing seller-financing to the purchaser of the lot, then no release price shall be payable to Bank; provided, however, that Bank shall not be obligated to release more than one-half of the number of lots originally pledged at the loan closing without payment of a release price. With respect to the balance of the lots, Borrower shall pay to Bank a release price of $40,000.00. Payments of release prices shall be applied to the principal balance of the Promissory Note executed by Borrower of even date. Payments of principal under the Promissory Note will be applied toward release prices.

Upon the closing of the escrow and payment to Bank of the release price set forth above, Bank shall cause the lien of the Deed of Trust and Security Agreement to be released as to the lot that is the subject of the escrow; provided, however, that the receipt by Bank of such release payment shall be without prejudice to Bank's rights to exercise or to continue to exercise its rights under the Deed of Trust and Security Agreement as to any property covered by the Deed of Trust that is not the subject of the escrow. Payments of interest under the Note shall not be applied toward the release price of a lot from the lien of the Deed of Trust.

16. FIXTURES AND GENERAL INTANGIBLES

         If required by Bank, Borrower shall execute a Security Agreement, and UCC-1 Financing Statements in a form acceptable to Bank.

17. ATTORNEY'S FEES AND EXPENSES

17.1 Borrower shall pay all reasonable costs of closing the Loan and all expenses of Bank with respect thereto, including, but not limited to, recording expenses, surveys, insurance, taxes, and similar items.

17.2 In addition to any rights Bank may have under Arizona Revised Statutes 12-341.01, Borrower shall pay Bank's reasonable attorneys' fees and costs incurred in the collection of any indebtedness hereunder, or in enforcing this Agreement, whether or not suit is brought, and any attorneys' fees and costs incurred by Bank in any proceeding under the Federal Bankruptcy Code in order to collect any indebtedness hereunder or to preserve, protect or realize upon any security for such indebtedness.

18. WAIVER

         Any Waiver of any of the terms of this Agreement by Bank or Borrower shall not be construed as a waiver of any other terms of this Agreement, and no waiver shall be effective unless made in writing. The failure of Bank to exercise any right with respect to the declaration of any default shall not be deemed or construed to constitute a waiver by, or to preclude Bank from exercising any right with respect to such default at a later date or with respect to any subsequent default by Borrower.

19. ASSIGNMENT OF CONSTRUCTION CONTRACTS

         Borrower hereby assigns to Bank its rights, title and interest in, to and under all construction contracts for the Improvements now in existence or those to be entered into by Borrower in the future (the "Construction


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

Contracts") and grants Bank a security interest in the Construction Contracts as additional security for the repayment of the Note and the Loan. Upon the occurrence of any Event of Default hereunder, Borrower agrees that Bank shall have the rights and remedies with respect to the Construction Contracts as are provided for by the Arizona Uniform Commercial Code in addition to the other rights and remedies herein granted to Bank. Upon the occurrence of any such Event of Default, Bank shall have the right, at its option, to enforce Borrower's rights under the Construction Contracts and to bring an action for the breach thereof in the name of Bank or, at Bank's option, in the name of Borrower; provided, however, that Bank shall not be obligated to enforce the Construction Contract or to bring any action for the breach thereof, Bank may, but shall not be obligated, perform Borrower's obligations under the Construction Contracts in Borrower's name or that of Bank. All sums expended by Bank in keeping the Construction Contracts in force or in enforcing Borrower's rights thereunder shall be deemed advances for the protection of Bank's security under the Loan Documents and shall be secured thereby.

20. ASSIGNMENT OF PLANS AND SPECIFICATIONS AND OF PERMITS

Borrower hereby assigns to Bank its rights, title and interest in, to and under the Plans and Specifications and in and to all permits, licenses and certificates issued by various governmental agencies, utility companies and their entities in connection with the construction, ownership, occupancy or operation of the Property and the Improvements (collectively the "Permits"); and Borrower hereby grants Bank a security interest in and to the Plans and Specifications and the permits as additional security for the repayment of the note and the Loan. Upon the occurrence of any Event of Default, Bank shall have all of the rights and remedies with respect to the Plans and Specifications and the Permits as are provided for by the Arizona Uniform Commercial Code in addition to all other rights and remedies herein granted to Bank. Upon the occurrence of any Event of Default, Bank, at its option, may enforce Borrower's rights under the Plans and Specification and the Permits.


21. NOTICE


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

         Any written notice to a party which may be necessary hereunder shall be given by mailing a copy of such notice by United States mail, postage prepaid (except any notice of an Event of Default under this Agreement shall be given by certified mail, return receipt requested) addressed to the party as given below:

If to Borrower:                        If  to Bank:
YAVAPAI HILLS, INC.                    COUNTY BANK
800 NORTHERN BLVD., STE. 309           102 W. GURLEY STREET
ROSLYN, NY 11576                       PRESCOTT, AZ 86301

Such notice shall be deemed effective three (3) days after the mailing of such notice.

22. MISCELLANEOUS

22.1 Borrower shall execute and deliver any and all documents that may be reasonably requested by Bank in order to properly document and secure the Loan.

22.2 This Agreement is made solely between Borrower and Bank, no other person shall have any right of action hereunder, and the Loan proceeds are not a fund held for the benefit of laborers, materialmen or subcontractors. The parties expressly agree that no person shall be a third-party beneficiary to this Agreement.

22.3 Borrower agrees to and shall indemnify Bank from any liability, claims or losses not fully compensated for by insurance resulting from the disbursement of Loan proceeds or from the condition of the project, whether related to the quality of construction or otherwise, and whether arising during or after the term of the loan provided, however, that Borrower shall have no obligation to indemnify Bank from any liability, claims or losses arising from or related to the negligence of intentional acts of Bank. This provision shall survive repayment of the loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

22.4 This Agreement shall inure to the benefit of, and be binding upon the parties hereto, their respective executors, administrators, heirs, successors and assigns; provided, however, that neither this Agreement nor any rights or obligations hereunder shall be assignable by Borrower without the prior express written consent of Bank


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

and any purported assignment made in contravention hereof shall be void.

22.5 The rights, duties and obligations of the parties hereto shall be governed and construed in accordance with the laws of the State of Arizona.

22.6 Borrower and Bank expressly agree that this transaction is not an "installment loan" nor a "revolving loan account" within the meaning, intent or preview of Arizona Revised Statutes, Section 44-1205(A) or (B).

22.7 Time is of the essence hereof.


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

In witness whereof, the parties have executed this Agreement as of the date first above written.


YAVAPAI HILLS, INC., a Delaware corporation



By:
   ----------------------------
    AARON W. WEINGARTEN
    CHAIRMAN/SECRETARY

By:
   ----------------------------
    MICHAEL J. KLEIN, SR.
    PRESIDENT/CEO

COUNTY BANK



By:
   ----------------------------
   KAREN RIZK, VP


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